Exhibit 99.1

Press Release

NEON SYSTEMS RECEIVES $4.35 MILLION PAYMENT

ON SALE OF NEON ENTERPRISE SOFTWARE PROMISSORY NOTES

SUGAR LAND, TX. – (April 18, 2005) - NEON® Systems, Inc. (NASDAQ: NEON), The Mainframe Integration Experts, today announced the company has sold the secured promissory notes issued to NEON by Peregrine/Bridge Transfer Corporation, now known as Neon Enterprise Software, Inc.  The notes were sold to John J. Moores for a cash payment of $4.35 million and a personal promissory note from Mr. Moores of $2.23 million.  The promissory note from Mr. Moores bears interest at a rate of 4.0% per annum and requires payments of $250,000 per quarter until the full principal and interest of the personal promissory note is repaid. Mr. Moores is NEON’s largest shareholder and its former Chairman of the Board.

NEON anticipates it will record a gain on the sale of the Neon Enterprise Software promissory notes, although it is still in the process of determining the amount and timing of when such gain will be recognized. The transaction was closed on April 15, 2005. A detailed description of the transactions between NEON and Neon Enterprise Software can be found in NEON’s Form 10-K for the fiscal year ended March 31, 2004 as filed with the Securities and Exchange Commission.

 “We are pleased to further strengthen our balance sheet through the completion of this transaction. A lot of work has gone into re-building NEON over the last two years, expanding our product portfolio, and reinforcing our market leadership with industry analysts, partners and customers. Equally important has been the success we have achieved to improve the financial health of the company,” said Brian Helman, chief financial officer, NEON Systems.

About NEON Systems
NEON Systems, Inc. (NASDAQ: NEON) - The Mainframe Integration Experts - is a leading provider of enterprise-class mainframe integration solutions, delivering the only unified mainframe integration platform to support the entire range of requirements for Service-Oriented Architectures (SOA) and Event-Driven Architectures (EDA) - key requirements to underpin the Real-time Enterprise. NEON’s Shadow RTE technology is designed to reduce the complexity of mainframe integration allowing large organizations with significant commitment to mainframe systems to streamline incumbent technologies and lower total cost of ownership. NEON’s Shadow z/Services and Shadow z/Events offerings attack the emerging mainframe Web services and real-time mainframe event-driven markets and are unique in their depth and breadth of support for the requirements of such markets. With extensive mainframe integration expertise, NEON is uniquely qualified to solve the complexities of supporting new business initiatives that must integrate with critical mainframe systems. For more information on the Powering the Real-time Enterprise, see our website at http://www.neonsys.com or call 800-505-NEON.

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Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: development by competitors of new or competitive products or services, the entry into the market by new competitors, the ability to recruit and retain qualified personnel, the ability to retain customers or attract customers from other businesses, the uncertainties of whether new software products and product strategies will be successful, the sufficiency of NEON Systems’ working capital and market and general economic conditions. Please refer to the risk factors described in NEON Systems’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on June 29, 2004 for a detailed description of these risks and others that could cause actual results to differ materially from the forward-looking statements. The NEON logo, Shadow, Shadow Direct and Shadow Web Server are registered trademarks, and Shadow z/Connect, Shadow z/Events, Shadow z/Services and Shadow z/Studio are trademarks of NEON Systems, Inc. in the USA and in other select countries. All other trademarks, service marks and product or service names are the property of their respective owners.